                                      LEASE

     This is a Lease in which Landlord and Tenant are the parties named below, and which relates to office spare located at Playhouse Square, Wellesley, Massachusetts as more fully described below.

     The parties to this instrument hereby agree with each other as follows:

                                    ARTICLE I

                       BASIC LEASE PROVISIONS AND EXHIBITS

     1.1 INTRODUCTION. The following sections of this Article set forth definitions and basic data, and list Exhibits. Each reference in this Lease to any of the titles or terms contained in this Article I shall be construed to incorporate the definitions or data stated under that title or term.

     1.2 DEFINITIONS AND BASIC DATA.

Date of Lease:                         April 30, 1998.

Commencement Date:                     May 1, 1998.

Landlord:                              Wellplay Associates Limited Partnership,
                                       which holds tide to the Center,
                                       hereinafter defined, through Playhouse
                                       Nominee Trust

Landlord's Mailing Address:            c/o FIC Management Incorporated
                                       380 Washington Street
                                       Wellesley, MA  02181

Tenant:                                Direct Hit Technologies Inc.

Tenant's Mailing Address:              Prior to Commencement Date:
                                       58 Donizetti Street
                                       Wellesley, MA  02181

                                       After Commencement Date:
                                       386 Washington Street
                                       Wellesley, MA  02181

Rentable Area:                         Approximately 2,285 rentable square
                                       feet which figure includes a common area factor.

Leased Premises/Premises:              The space known as 386 Washington Street,
                                       Second Floor, Suite I
                                       shown as Office Space 1 on Exhibit B and labeled the "LEASED PREMISES". The building in which the Leased Premises is located is called the "Building" and the center in which it is located is called the "Center". The street address of the Leased Premises is 386 Washington Street,
                                       Wellesley, Massachusetts 02181.

Lease Term:                            Forty -two (42) calendar months
                                       following, the Commencement Date ending
                                       on October 31, 2001.

Minimum Rent:                          $45,700.00 per year ($3,808.33 per
                                       month).

Pro Rata Share:                        7.7%

Additional Rent:                       Includes all sums (except Minimum
                                       Rent) payable by Tenant to Landlord under this Lease.

Security Deposit:                      Three months' Minimum Rent and
                                       Additional Rent which amount initially
                                       shall be $11,425.00 (based on only the
                                       minimum Rent) and shall be adjusted from time to time during, the Term to reflect any increases in Minimum Rent and Additional Rent.

Permitted Use:                         For general office use, and for no
                                       other purpose.

Tenant's Required Liability            $3,000,000 for injuries suffered in any
Insurance:  (See Section 9.4.)         one accident
                                       $1,000,000 for injuries suffered by any
                                       one person
                                       $500,000 for injuries to property

Broker (See Section 18.6):             Equity Partners, Inc.

Initial Payment:                       The first month's Minimum Rent of
                                       $3,808.33 plus the Security Deposit of
                                       $11,425.00, less $1,500.00 which has
                                       already been received by Landlord such
                                       that a total of $13,733.33 shall be
                                       paid by Tenant at Lease signing.

     1.3 EXHIBITS. The following Exhibits, which are attached to this Lease, are a part of this Lease and are incorporated in it by this reference. Agreements or undertakings contained in the Exhibits are binding as if set forth in this Lease, and are subject to all the provisions (including, provisions regarding default) of this Lease.

------------------------- --------------------------------------------------------------------------------------------
Exhibit A.                Legal Description of the Center.
------------------------- --------------------------------------------------------------------------------------------
Exhibit B.                A Plan Showing the Location of The Leased Premises and the Common Areas of the Center.
------------------------- --------------------------------------------------------------------------------------------
Exhibit C.                Work by Landlord
------------------------- --------------------------------------------------------------------------------------------

------------------------- --------------------------------------------------------------------------------------------
Exhibit D.                Description of Tenant's Work.
------------------------- --------------------------------------------------------------------------------------------
Exhibit E.                Playhouse Square Design Criteria.
------------------------- --------------------------------------------------------------------------------------------
Exhibit F.                Restrictions.
------------------------- --------------------------------------------------------------------------------------------
Exhibit G.                Rules and Regulations.
------------------------- --------------------------------------------------------------------------------------------
Exhibit H.                Use Restrictions.
------------------------- --------------------------------------------------------------------------------------------

                                   ARTICLE II

                    LEASE OF PREMISES AND APPURTENANT RIGHTS

     2. 1 LEASE OF PREMISES. Landlord hereby leases to Tenant. and Tenant hereby accepts from Landlord, the Leased Premises.

     2.2 APPURTENANT RIGHTS IN COMMON AREAS. Tenant shall have the right, in common with others, to use the parking areas, elevators, driveways, entrances, exits, sidewalks, and passageways which Landlord may from time to time make available to the tenants of the Center, as further described and subject to the limitations set forth in Article VI.

     2.3 EXCLUDED AREAS; RESERVATION OF RIGHTS. All perimeter walls (except the inner surface thereon and the floor (except the inner surface thereon are excluded from the Leased Premises, but the ceiling (which in the case of first floor space shall be the underside of the floor above and in the case of second floor space shall be the underside of the roof) is not so excluded and is a part of the Leased Premises for all purposes. Landlord hereby reserves a right of entry as more particularly set forth in Section 8.5.

                                   ARTICLE III

                                  COMMENCEMENT

     3.1 COMMENCEMENT DATE AND TERM. This Lease shall be-in on the Commencement Date specified in Section 1.2. and shall be for the Lease Term specified in
Section 1.2.

     3.2 Intentionally Omitted.

     3.3 Intentionally Omitted.

     3.4 CONDITION OF THE PREMISES. The Premises shall be delivered "as is", and Landlord shall not be required to make any repairs, alterations, or improvements to the Premises.

     3.5 TENANT'S WORK. Promptly after the Commencement Date, Tenant shall perform at its own cost and expense, all of Tenant's Work (if any) set forth in Exhibit D, and shall equip the Leased Premises with all trade fixtures and personal property suitable or appropriate to the regular and normal operation of the type of business in which Tenant is engaged. Tenant shall open for business as soon after the Commencement Date possible. Tenant's Work and any other work permitted pursuant to Section 8.4 hereof shall be done in a good and workmanlike manner using first-class new materials and equipment and in accordance with the requirements of all applicable laws, ordinances, orders or regulations of any public authority or of any insurer, Board of Fire Underwriters, or similar insurance rating, bureau having jurisdiction over the Leased Premises.

                                   ARTICLE IV

                                  MINIMUM RENT

     4.1 MINIMUM RENT. Tenant agrees to pay to Landlord, at Landlord's Mailing Address (or at such other place as Landlord shall from time to time designate by notice) monthly, in advance, on the Commencement Date and on the first day of each calendar month thereafter during the Lease Term, a sum equal to the Minimum Rent specified in Section 1.2, or as adjusted pursuant to Section 4.2. Minimum Rent for any partial month shall be pro rated based on the number of days in such month and paid by Tenant to Landlord at such rate. Tenant shall pay upon execution of this Lease the Initial Payment as set forth in Section 1.2.

     4.2

     4.8 Intentionally Omitted.

     4.9 NO PARTNERSHIP. Notwithstanding any agreement herein, it is expressly understood and agreed that Landlord shall not be construed or held to be a partner or associate of Tenant in the conduct of Tenant's business. It is understood and agreed that the relationship between the parties hereto is and shall at all times remain that of landlord and tenant.

     4.10 RENT TO BE NET TO LANDLORD. It is the intention of the parties that the rent payable hereunder shall be net to Landlord, so that this Lease shall yield to Landlord the net annual Minimum Rent herein during the Term of this Lease, and that all costs. expenses and obligations of every kind and nature whatsoever relating to the Leased Premises shall be paid by Tenant (except to the extent Landlord is specifically required to pay for same under this Lease) without any deduction or offset whatsoever unless expressly provided otherwise herein.

                                    ARTICLE V

                        TAX RENT AND OPERATING COSTS RENT

     5.1 TAX RENT. Tenant shall pay to Landlord, as Tax Rent, Tenant's Pro Rata Share of the amount by which taxes, assessments, sales or use taxes imposed with respect to rent, sewer entrance fees, and other public charges (together called "Taxes"), levied, assessed, or imposed at any time by any Governmental authority upon or against the Center including the buildings therein, the associated land and personalty or taxes in lieu thereof in any lease year or partial lease year during the Term exceed Taxes for the period from July 1, 1997 to June 30, 1998; provided, however, that Taxes shall not include franchises, estate, inheritance, succession, transfer, income or excess profits taxes assessed on Landlord.

     Notwithstanding the foregoing, Tenant shall pay all real and personal property taxes attributable to its signs or personal property and all of any increase in Taxes on the Center which shall result from alteration, addition or improvement which Tenant shall make to the Leased Premises.

     5.2 TIME AND MANNER OF PAYMENT OF TAX RENT. Tax Rent shall be paid monthly at the times and in the fashion provided herein for the payment of Minimum Rent. The amount so to be paid shall be the amount which Landlord estimates will represent Tenant's liability for Tax Rent when Taxes are finally determined. Landlord may, from time to time, make such revisions in its estimate as may, in the circumstances, be appropriate. Promptly after Landlord receives the bills for Taxes, Landlord shall advise Tenant of the amount thereof, and shall compute Tenant's Pro Rata Share for the tax period included within the Lease Year covered by such bill. If payments previously made for such period by Tenant exceed such Pro Rata Share, then Landlord shall refund to Tenant the amount of such excess; but if such Pro Rata Share is greater than payments made on account, Tenant shall pay to Landlord within fifteen (15) days of demand the amount of such deficiency. Tenant's monthly installment on account of its Pro Rata Share shall be adjusted promptly after receipt of each real estate tax bill, so that installments on account for the succeeding tax year shall be equal to one-twelfth (1/12) of Tenant's Pro Rata Share for the preceding, period. To the extent that tax years do not coincide with any Lease Year or Partial Lease Year, such taxes shall be pro rated on a per them basis.

     5.3 DIFFERENT METHOD OF ASSESSMENT. If some method or type of taxation shall replace the current method or type of real estate taxation in whole or in part, or be added as a supplement thereto, the term "Taxes" shall be amended to reflect such change. Tenant agrees that it shall pay its equitable share of any such Taxes computed in a fashion consistent with the method of computation herein provided, to the end that Tenant's cost on account thereof shall be, to the maximum extent practicable, the same as Tenant would bear under the foregoing Sections of this Article.

     5.4 ABATEMENTS. Tenant's Pro Rata Share of all Taxes as aforesaid shall be based upon such Taxes "as abated" or finally determined; out of any refund of such Taxes, there shall first be deducted and paid to Landlord, the cost of securing such refund (including but not limited to appraiser's fees and attorneys' fees); and Tenant shall be entitled to its pro rata share of the balance of such refund to the extent same is attributable to the excess Taxes which Tenant is obligated to pay and, which shall be computed in the same manner that Tenant's Pro Rata Share of Taxes for the year(s) to which such refund is attributable was computed. Landlord shall have sole control of all tax abatement proceedings. The pendency of an abatement proceeding or the withholding of any tax payments by Landlord shall in no way affect Tenant's obligation to pay Taxes as provided above, and Tenant shall only be entitled to its portion of the proceeds or benefits of any abatement when such proceeds or benefits are finally determined and actually received by Landlord.

     5.5 OPERATING COST RENT. Tenant shall pay to Landlord, as Operating Cost Rent, with respect to each Lease Year or Partial Lease Year, Tenant's Pro Rata Share of the amount by which "OPERATING COSTS" of the Center in any calendar year or partial calendar year exceed the Operating Costs for calendar year 1997. "OPERATING COSTS" shall include:

     (i) all costs and expenses of every kind and nature paid or incurred by Landlord (including payments to reasonable and appropriate reserves) in operating, managing, equipping, insuring, controlling traffic, policing (if and to the extent provided by Landlord), lighting, cleaning, maintaining, repairing, replacing, and restoring the Common Areas of the Center, including (to the extent Landlord has obligations with respect thereto) the parking, areas, the foundations, roofs, gutters, downspouts, marquees, structural columns, beams and exterior walls (excluding the interior surface thereof) of the buildings, all utility lines, pipes and conduits, HVAC, and all drainage or sewage systems which are not the responsibility of any tenant under a then existing lease. Such costs and expenses shall include, without limitation, payments or charges for all maintenance, repairs, replacements, utilities, landscaping and gardening, security systems and services, sweeping, snow plowing, sanding, refuse removal, accounting wages, unemployment taxes, Social security taxes, workmen's compensation insurance premiums, fees for required licenses and permits, supplies, operation of loudspeakers and any other equipment supplying music or public address to the Common Areas, reasonable depreciation of equipment used in maintenance or operation of the Common Areas (but there shall be excluded costs of equipment properly chargeable to capital account and depreciation of the original cost of construction of parking facilities and other Common Areas, buildings and building, systems);

     (ii) an allowance for depreciation over the useful life thereof of any items or improvements properly chargeable to capital account,

     (iii) all premiums for, or reasonable value of, comprehensive general public liability, property damage, casualty, rent loss, and other insurance maintained by Landlord with respect to all of the Center, including, the Common Areas and all buildings and improvements; and

     (iv) an administrative charge equal to fifteen percent (15%) of the allowable charges under subsections (i), (ii) and (iii) above.

Any amounts payable with respect to less than a full calendar year shall be equitably pro rated on a daily basis.

     5.6. TIME AND MANNER OF PAYMENT OF OPERATING COST RENT. Tenant shall pay to Landlord monthly in the same manner as Minimum Rent is payable Landlord's estimate of Tenant's Operating Cost Rent. Within sixty (60) days after the end of each calendar year during the Term, Landlord shall furnish to Tenant a statement in reasonable detail setting forth the computation of such costs and expenses incurred during the preceding calendar year; provided. however, that the failure of Landlord to furnish a statement within the specified time frame shall not affect Tenant's obligation to pay Operating Cost Rent at such time as said statement is furnished. Thereupon, there shall be a prompt adjustment between the parties, with payment to, or repayment by, the parties, as the case may require, to the end that Tenant shall pay only its Pro Rata Share of the total of Operating Costs. At Landlord's election, however, Landlord may submit more frequent periodic statements with respect to said costs and expenses (rather than annual statements), and in such case any deficiency in the payments made by Tenant for any such period shall be paid to Landlord upon Tenant's receipt of the statement in question. Any payment due from Tenant on account of such annual or periodic statements shall be due within fifteen (15) days Tenant's receipt of the statement.

     5.7 TERMINATION. In case of the expiration or termination of this Lease prior to the end of the Term by reason of Tenant's default, Tenant's obligation to make payments of Tax Rent and Operating Cost Rent under this Lease shall continue and shall cover all periods up to the natural expiration of the Term. Landlord shall have a reciprocal obligation to refund to Tenant or give Tenant credit for its portion of any tax abatement received after the expiration or termination of the Lease.

                                   ARTICLE VI

                                  COMMON AREAS

     Landlord shall maintain and keep reasonably free from snow and ice the parking areas, sidewalks, entrances and exits and the like (herein called "Common Areas") immediately adjacent to the Center as shown on Exhibit B. Landlord may without the consent of Tenant from time to time make changes in the location and nature of the Common Areas now or hereafter existing in the Center. Landlord shall not be liable for any inconvenience or interruption of business or other consequences resulting from the making of repairs, replacements, improvements, or alterations, or the doing of any other work in, to or on the Common Areas.

     Landlord shall have the right to tow any employee's vehicle not parked in the designated area, or terminate that employee's license to park in the Center, or fine the employee or Tenant an amount equal to the local fine for illegal parking.

                                   ARTICLE VII

                               TENANT'S COVENANTS

     7. 1 AFFIRMATIVE COVENANTS OF TENANT. Tenant shall:

     (i) pay the Minimum Rent and Additional Rent and all other sums due from Tenant to Landlord at the time and in the manner provided for in this Lease, without offset, setoff or deduction for any reason whatsoever;

     (ii) procure all licenses and permits which may be required for any use made of the Leased Premises;

     (iii) comply with the Sign Requirements for Exterior Signs as set forth in Exhibit E;

     (iv) use one hundred percent (100%) of the Leased Premises solely for the purpose set forth in Section 1.2, and for no other purpose; and under no circumstance shall Tenant use or allow the Leased Premises to be used in violation of the restrictions set forth in Exhibit F or Exhibit H;

     (v) abide by reasonable rules and regulations made from time to time by Landlord for furthering the success of the Center after receipt of notice thereof;

     (vi) pay, as they become due and payable, all charges for utilities furnished to, or consumed upon, the Leased Premises, including without limitations charges for water, sewer, electricity, gas, and heating fuel, all of which Tenant shall contract for in its name;

     (vii) require its employees to park only in the area designated by Landlord for employee parking, and advise Landlord of the license plate registration numbers of Tenant's employee's cars in the Center;

     (viii) take all action necessary to comply with all laws applicable to the Leased Premises or the operation of Tenant's business including, without limitation, all environmental related laws and the Americans With Disabilities Act, and promptly provide Landlord with copies of all notices received or sent by Tenant in connection with the foregoing; and

     (ix) lock the access to the elevator at the close of business each day.

     7.2 NEGATIVE COVENANTS OF TENANT. Tenant shall not:

     (i) use sidewalks outside the entrance to the Leased Premises to display or sell merchandise or otherwise obstruct the same;

     (ii) permit anything to be done about the Leased Premises which shall be unlawful, improper or contrary to any law, ordinance, regulation, or requirement of any public authority or insurance inspection rating bureau, or similar organization, or which may be injurious to or adversely affect the general character of the Leased Premises or the Center, or without limiting the Generality of the foregoing, which would involve the sale, rental or use of pornographic merchandise or services, adult entertainment or any other use that would adversely impact the reputation of the Center as a shopping center suitable for families and children.

     (iii) use in or about the Leased Premises any advertising media that may be objectionable to Landlord or other tenants of the Center, such as but not limited to, loud speakers, phonographs or radio broadcasts that may be heard outside the Leased Premises;

     (iv) construct, maintain, use or operate within the Leased Premises or elsewhere in the Center (or on the outside of the Center) any facility, equipment or machinery which produces light, music, sound, noise, odor or vibration which is audible, visible or discernable beyond the interior of the Leased Premises if in Landlord's reasonable opinion same interferes with the operation of the Center or any occupant's use of the Center; nor shall Tenant permit any act or thing upon the Leased Premises, the effect of which shall be to disturb the normal sensibilities and peaceful occupancy of other tenants or their employees or invitees.

     (v) deliver or remove any freight except over service roadways and in accordance with such reasonable rules and regulations as may be made by Landlord;

     (vi) bum any trash on or near the Leased Premises, or permit any offensive odors to be emitted from the Leased Premises;

     (vii) overload, damage or deface the Leased Premises;

     (viii) place or permit the placing of any signs, awnings, aerials, flagpoles or the like on the exterior of the Leased Premises without on each occasion obtaining the prior written consent of Landlord;

     (ix) do, or suffer to be done, or keep, or suffer to be kept, or omit to do anything in, upon or about the Leased Premises which may prevent the obtaining of any insurance including but without limitation, fire, extended coverage, and public liability insurance, on the Leased Premises or any other premises in the Center or on any property therein, or which may make void or voidable such insurance or which may create any extra premiums for, or increase the rate of, any such insurance. If anything shall be done or kept, or omitted to be done, in, upon or about the Leased Premises which shall create any extra premiums for, or increase the rate of, any such insurance, Tenant will pay the increased cost of the same to Landlord upon demand;

     (x) do, or suffer to be done, or keep or suffer to be kept, or omit to do anything, in, upon or about the Leased Premises which may prevent Landlord from obtaining or cause the revocation of, any government license, permit, certificate of right or authority, or other document, necessary for Landlord to operate the Center including, but not limited to, government requirements related to the capacity of the septic system in the Center. If as a direct or indirect result of Tenant's business, an addition to or change in the Center facilities shall be required by law, ordinance, by-law or other governmental regulation, the addition or chance shall be installed and paid for entirely by Tenant;

     (xi) cause any hazardous or toxic wastes, substances materials or oil, as same or any related term may be defined in any federal or state law or regulation (collectively. "HAZARDOUS MATERIALS") to be used, generated, stored or disposed of on, under or about, or transported to or from, the Premises (collectively, "HAZARDOUS MATERIALS ACTIVITIES") without first receiving, Landlord's written consent, which may be withheld for any reason, conditioned as Landlord deems appropriate, and revoked at any time. In no event shall Landlord be liable to Tenant in connection with any Hazardous Materials Activities by Tenant, Tenant's employees, agents, contractors, licensees of invitees, whether or not consented to by Landlord, nor shall Tenant be relieved of liability as a result of any such consent. Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless from and against any claims, damages, costs and liabilities arising out of Tenant's Hazardous Materials Activities. Tenant shall immediately notify Landlord both by telephone and in writing, of any spill or unauthorized discharge of Hazardous Materials or of any condition constituting, an "imminent hazard" under applicable law.

                                  ARTICLE VIII

                             MAINTENANCE AND REPAIRS

     8. 1 LANDLORD'S OBLIGATIONS. Subject to the provisions of Sections 8.2, 10.1, 10.2 and 13.4, Landlord shall keep and maintain in good repair the following portions of the Center: foundation, roof, gutters, downspouts, marquee, structural columns and beams, and exterior walls (excluding the interior surface thereof). Tenant shall reimburse Landlord, upon demand, for repairs to any of the above described portions of the Center necessitated by act, default or negligence of Tenant's officers, agents or employees, sublessees, licensees, concessionaires or other occupants of the Leased Premises, or those who come upon the Center for the purpose of visiting or dealing with any of the foregoing. Landlord shall not be deemed to have committed a breach of any obligations to make repairs unless it shall have made such repairs negligent or unless it shall have received notice from Tenant in writing designating the particular repairs needed and shall have failed to commence such repairs within a reasonable time after the receipt of such notice; Landlord's liability in either such case shall be limited to the cost of making the required repairs and in no event shall Landlord be liable for indirect or consequential damages.

     8.2 TENANT'S OBLIGATIONS.

     (1) Tenant shall keep the Leased Premises in a neat, clean, sanitary condition and shall keep in good repair, excepting only damage caused by fire or other casualty or taking by eminent domain, the following portions of the Leased
Premises: the entire interior of the Leased Premises including walls and ceilings; all plumbing, electrical, sewage, air conditioning, ventilating and heating equipment and the wiring, pipes, motors and fixtures used in connection therewith; the exterior and interior portions of all doors and windows, moldings and frames; any automatic door opening equipment; floor coverings; all interior and exterior signs; loading docks and loading areas, if any, used exclusively by the Leased Premises; and all appliances, meters, fixtures and equipment appurtenant to the Leased Premises. For purposes of this Section 8.2. repair shall be deemed to include replacement where necessary. Tenant agrees that it shall be responsible for providing cleaning services for the Leased Premises, and that Landlord shall have no obligation with respect thereto.

     (2) maintenance of the heating and air conditioning system serving the Leased Premises in accordance with the manufacturer's recommended procedures, including, at a minimum, the following: (1) quarterly inspections and cleaning of entire system; (2) regular replacement of filters as necessary; (3) service calls as needed; (4) repair and replacement of any part or component which proves defective during the term of the contract, provided, however, that the contract may exclude replacement of major parts or components, but in such event, replacement of such parts or of the entire system, if necessary, shall be the sole responsibility of Tenant. Said contract shall be assignable co Landlord and at the expiration or earlier termination of the term hereof, Tenant, at Landlord's request, shall assign said contract to Landlord. Upon request, Tenant shall provide Landlord with a copy of the contract evidencing these terms.

     (3) Tenant shall replace any glass which may be damaged or broken with class of the same quality, provided, however that Landlord shall make available to Tenant the benefit of any contractor's or manufacturer's guarantee which Landlord may have from time to time.

     (4) Tenant shall make alterations and repairs of whatever nature required by applicable laws, ordinances, orders or regulations of any public authority or of any insurer, Board of Fire Underwriters, or similar insurance rating bureau having jurisdiction over the Leased Premises.

     (5) Tenant shall pay for all maintenance, and repairs to and replacement of the plumbing, and sewerage system in the Center which, in the judgment of Landlord, are made necessary by Tenant's use of same. It shall be conclusively presumed that such maintenance, repair and/or replacement are made necessary if Tenant uses detrimental substances or non-biodegradable solid substances and discharges same into the sewerage system.

     (6) Notwithstanding the above, Tenant shall not be required to make repairs necessitated by the default or cross negligence of Landlord, its employees, or contractors.

     8.3 MANNER OF MAKING REPAIRS; INDEMNIFICATION. All repairs, alterations, and maintenance work shall be done in a good and workmanlike manner using first-class new materials and equipment and in accordance with the requirements of all laws, ordinances, orders or regulations of any public authority or of any insurer, Board of Fire Underwriters, or similar insurance rating bureau having jurisdiction over the Leased Premises. Tenant agrees to pay promptly when due all charges for labor and materials in connection with any work done by Tenant or anyone claiming under Tenant on the Leased Premises. Tenant agrees to save harmless from, and indemnify Landlord against, all claims for injury, loss or damages to person or property caused by or resulting from the doing of any such work.

     8.4 ALTERATIONS AND ADDITIONS. Tenant shall make no structural alterations, improvements or additions to the Leased Premises. Tenant shall make no non-structural alterations, improvements or additions to the Leased Premises without first obtaining, on each occasion the prior written consent of Landlord, which shall not be unreasonably withheld. If Landlord consents, Tenant may make such alterations, additions or improvements, provided that the same shall neither injure the safety of the structure of the Leased Premises, nor diminish their value, and provided further that at the expiration or other termination of this Lease. Landlord may require Tenant either to restore (the Leased Premises to their condition prior to the making of such alterations, improvements or additions or to have the Leased Premises remain in their altered condition with all improvements and additions becoming the property of Landlord.

     8.5 RIGHT TO ENTER. Tenant hereby grants Landlord and its agents a right to enter without charge or abatement of or reduction in rent or payment of damages for the following purposes: (i) to examine the Leased Premises at reasonable times and, from time to time, to show the Leased Premises to prospective purchasers, lenders and tenants; (ii) to put up "For Sale" or "For Rent" signs, which signs Tenant agrees not to move, remove, block or otherwise interfere with; (iii) to make such repairs, improvements, alterations or additions as may be required by this Lease or by any public authority having jurisdiction, or to facilitate making repairs or improvements to any other part of the Center, or
(iv) to make repairs which Tenant may have failed promptly to make pursuant to Tenant's covenants, hereunder; or (v) to construct, install, repair or replace in the Leased Premises or the approaches thereto any utility or waste line or pipe or any agency for the transmission through the Leased Premises of electricity, heat, water, gas or power of any kind. Unless any such work is of an emergency nature, Landlord shall only enter after reasonable notice and shall use reasonable efforts to minimize interference with Tenant's operations.

     8.6 FIXTURES. All signs, counters, shelving, equipment, and all other trade fixtures installed by or at the expense of Tenant shall remain the property of Tenant, and Tenant may remove the same at any time or times during the Lease Term, and shall remove the same at the expiration or other termination of this Lease unless excused in writing by Landlord. Tenant shall, at its cost and expense, make any and all repairs to the Leased Premises and the floors and walls thereof as may become necessary by reason of such removal, including painting and patching where necessary. Tenant shall cap or otherwise suitably secure all utility lines left exposed or unconnected after such removal. In the event day of the Lease Term, Landlord shall have the right to effect such removal and to store Tenant's property in a public warehouse at Tenant's expense, and to make such repairs, and Tenant shall forthwith reimburse Landlord for its costs therefor as Additional Rent.

     8.7 YIELD-UP: REMOVAL OF GOODS. Except as directed by Landlord in writing or as otherwise provided in this Article, upon the termination of this Lease, Tenant shall immediately remove its goods and effects and peaceably yield-up the Leased Premises, broom-clean and in the same good order, repair and condition as it is obligated to maintain the same under this Lease. Notwithstanding any provision of the Lease to the contrary, provided Tenant is not in default at the time Tenant yields-up the Premises and provided further that Tenant repairs all the resulting damage, Tenant may remove all track lighting, alarm systems and security doors installed by Tenant in the Leased Premises.

                                   ARTICLE IX

                                    INSURANCE

     9.1 LANDLORD'S CASUALTY INSURANCE. Landlord shall keep the Leased Premises insured against loss or damage by fire and other hazards included within usual "all-risk" coverage, in such amounts and with such deductibles as Landlord deems appropriate.

     9.2 TENANT'S CASUALTY INSURANCE. Tenant shall keep all of Tenant's fixtures, furniture, furnishings, equipment and stock in trade insured against loss or damage by fire and other hazards included so-called "all-risk" insurance in an amount not less than one hundred percent (100%) of the full insurable replacement thereof, without deduction for depreciation, but in any event in an amount sufficient to prevent Tenant from becoming a co-insurer under the applicable policies. Any deductible shall be only in amounts approved in writing by Landlord and Landlord hereby approves a $l,000.00 deductible.

     9.3 WAIVER OF SUBROGATION. Landlord and Tenant hereby release each other and each other's officers, directors, employees and agents, from liability or responsibility for an loss or damage to their respective property covered by valid and collectible all-risk insurance, or which would have been covered but for a party's failure to comply with the provisions of Section 9.1 or 9.2 above. This release shall apply not only to liability and responsibility of the parties to each other, but shall also extend to liability and responsibility for any one claiming through or under the parties by way of subrogation or otherwise. This release shall apply even if the fire or other casualty shall have been caused by the fault or negligence of a party or anyone for whom a party may be responsible. However, this release shall apply only with respect to loss or damage actually recovered from an insurance company, or which would have been recovered but for a party's failure to comply with the provisions of Section 9.1 or 9.2 above. This release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Landlord and Tenant each hereby agrees that its policies will include such a clause or endorsement so long as the same shall be obtainable without extra cost, or if extra cost shall be charged therefor, so long as the other party pays such extra cost. If extra cost shall be charged therefor, each party shall advise the other of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

     9.4 INDEMNITY AND LIABILITY INSURANCE. Tenant shall save Landlord harmless and indemnified, to the extent permitted by law, from and against any and all claims, actions, loss, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising out of or resulting from any occurrence in, upon or at the Leased Premises or the occupancy or use of the Leased Premises or any part thereof, or anywhere if caused wholly or in part by any act, neglect, failure to perform the obligations imposed by this Lease or any breach thereof, or omission of Tenant, its officers, agents, employees, sublessees, licensees, concessionaires, others occupying space in the Leased Premises or any customers and those doing business with Tenant. If Landlord shall be threatened with or made a party to any litigation commenced by or against Tenant or any of the aforementioned parties with respect to any matter described above, then Tenant shall protect and hold Landlord harmless and indemnified and shall defend Landlord with counsel reasonably acceptable to Landlord or, at Landlord's option, shall advance all costs, expenses and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation; and this indemnity shall be valid and binding except as required by M.G.L Chapter 186, Section 15.

     Tenant shall maintain with respect to the Leased Premises and the Center comprehensive public liability insurance covering all of Tenant's obligations under this Section, in the minimum amounts set forth in Section 1.2. Such policies shall name Landlord and, if applicable, Landlord's mortgagee as named insureds, and shall contain a contractual liability endorsement making specific reference to this Lease.

     9.5 NON-LIABILITY OF LANDLORD. Landlord shall not be responsible or liable to Tenant for any loss or damage caused by other tenants of the Center, or by their visitors, guests, invitees, employees, agents, contractors, or any other persons occupying or visiting any portion of the Center. Except as required by Chapter 186, Section 15 of the Massachusetts General Laws, or any successor statute, neither Landlord, its agents, or employees shall be liable for any injury or damage to persons or property resulting from leaks of steam, gas, electricity, water, or any other substance from pipes, wires or other conduits, or from the bursting or stoppage thereof; or from leaks of water, snow, or rain from the plumbing, roof, other parts of the Building, or any other place; or for wetness or dampness caused for any reason whatsoever. Tenant acknowledges that it shall be Tenant's responsibility to obtain insurance to protect it from any and all such hazards, and Tenant acknowledges that Tenant's agreement to fully insure Tenant's property was, given the value of such property, a material inducement to Landlord and that Landlord would not have entered into this Lease but for such agreement.

     9.6 THEFT LOSSES. Except as required in Chapter 186, Section 15 of the Massachusetts General Laws, or any successor statute, Landlord shall not be liable for any damage to, removal of, or loss of any property of Tenant occasioned by any theft, burglary, robbery, larceny, or vandalism of any kind (hereinafter called "Theft"). Tenant Shall carry sufficient insurance for its own protection and for the protection of the Leased Premises and adjacent portions of the Center in connection with damage or loss arising from any such Theft. Tenant shall repair at its own cost and expense any damage or loss caused to the Leased Premises and shall promptly reimburse Landlord for repairs to adjacent portions of the Center required as a result of any such Theft. A report of any such theft to police or other proper authorities shall be deemed conclusive evidence that such an event occurred or an attempt was made.

     9.7 Intentionally Omitted.

     9.8 WORKER'S COMPENSATION. Tenant shall maintain worker's compensation, disability and other similar insurance covering all persons employed in connection with Tenant's Work or by Tenant with respect to whom death or bodily injury claims could be asserted against Tenant or Landlord.

     9.9 CERTIFICATES OF INSURANCE. Each policy of insurance which Tenant is required to maintain under the provisions of this Article IX shall be with companies qualified to do business in the Commonwealth of Massachusetts and reasonably acceptable to Landlord, and shall name Landlord, and if Landlord so requests, Landlord's mortgagee(s), as insured parties. Tenant shall deposit with Landlord certificates of such insurance on or prior to the Commencement Date and thereafter new certificates not later than thirty (30) days prior to the expiration of the policies. The policies shall provide (and the certificates shall evidence) that they shall not expire, be cancelled, or be materially modified without at least thirty (30) days prior written notice to Landlord and, if Landlord so requests, to Landlord's mortgagee(s).

                                    ARTICLE X

                             FIRE AND OTHER CASUALTY

     10.1 DAMAGE OR DESTRUCTION - TERMINATION RIGHTS. If the Leased Premises become untenantable in whole or in part by reason of damage or destruction by fire or other casualty covered by fire insurance policies required to be carried by Landlord pursuant to the provisions of Article IX, Tenant shall immediately give written notice thereof to Landlord and, unless this Lease be terminated as hereinafter provided, Landlord at its own expense shall repair or rebuild the same with reasonable dispatch so as to restore the Leased Premises to substantially the same condition required in Exhibit C hereof (subject, however, to rights of mortgagees, zoning, laws and building codes then in existence); provided, however, that Landlord shall not be required to expend in such repair or rebuilding any amount in excess of the net insurance proceeds received by Landlord with respect to such damage. "Net insurance proceeds" shall mean the amount of the insurance proceeds less all costs and expenses, including adjustors and attorney's fees, of obtaining, the same. If Landlord repairs or rebuilds the Leased Premises to the extent required herein, Tenant thereafter shall complete the repair of the Leased Premises including the repair or replacement of Tenant's trade fixtures, furniture, inventory and personal property, and reopen for business as soon as possible.

     10.2 DAMAGE OR DESTRUCTION - TERMINATION RIGHTS. If the Leased Premises or the Buildings comprising, the Center shall be damaged or destroyed to the extent of ten percent (10%) or more of its insurable value by any cause, or if the Leased Premises or Buildings comprising the Center are damaged or destroyed by a risk not covered by Landlord's insurance, or if any such damage or destruction (regardless of amount) occurs during the last year of the Lease Term, Landlord may elect by written notice to Tenant within thirty (30) days after the damage or destruction has occurred, either to terminate this Lease immediately or to repair or rebuild the Leased Premises (if the same shall have suffered any damage). If Landlord elects to repair or rebuild the Leased Premises, Landlord's obligation with respect to such repairing or rebuilding, shall in no event exceed the scope or expenses of repairing or restoring the Leased Premises to substantially the same condition as the Leased Premises were in on the Commencement Date or the amount of the net insurance proceeds with respect to the Leased Premises recovered by Landlord, whichever is less.

                                   ARTICLE XI

                                 EMINENT DOMAIN

     11.1 DEFINITIONS. As used in this Lease, the following words have the following meanings:

     (a) "AWARD" means the award for or proceeds of any Taking less all expenses in connection therewith, including, reasonable attorney's fees.

     (b) "TAKING" means the taking of, or damage to, the Leased Premises or the Center or any portion thereof, as the case may be, as the result of the exercise of any power of eminent domain, condemnation, or purchase under threat thereof or In lieu thereof.

     (c) "TAKING DATE" means the date on which the condemning authority shall have the right to possession of the Leased Premises or the Center or any portion thereof, as the case may be.

     11.2 TOTAL OR PARTIAL TAKING OF LEASED PREMISES. If all of the Leased Premises shall be taken, except for a Taking for temporary use, this Lease shall be cancelled automatically as of the Taking Date. If a part amounting to twenty-five percent (25%) or more of either (i) the floor area of the Leased Premises or (ii) the floor area of the buildings comprising the Center or (iii) the land on which the Center is located, as described in Exhibit A, shall be taken, Landlord shall have the option to cancel this Lease. The option to cancel may be exercised within six months of the Taking Date by giving Tenant sixty days (60) written notice that the option has been exercised and the Lease shall terminate as of the Taking Date.

     11.3 ABATEMENT AND RESTORATION. If a portion of the Leased Premises shall be taken, except for a Taking for temporary use, and this Lease shall not be cancelled under Section 11.2, the following shall apply: Minimum Rent and Tenant's Pro Rata Share shall be reduced in the proportion that the area of the Leased Premises so taken bears to the entire area of the Leased Premises. Landlord shall restore the remaining portion of the Leased Premises to substantially the same condition they were in on the Commencement Date, to the extent practical, to render it reasonably suitable for Tenant's use, provided, however, that Landlord shall not be obligated to expend an amount greater than the Award for the restoration, and subject to zoning laws and building codes then in existence.

     11.4 TAKING FOR TEMPORARY USE. If there is a Taking of the Leased Premises for temporary use, this Lease shall continue in full force and effect, and Tenant shall continue to comply with Tenant's obligations under this Lease, except to the extent compliance shall be rendered impossible or impracticable by reason of the Taking.

     11.5 DISPOSITION OF AWARDS. All Awards arising from a total or partial Taking of the Leased Premises or of Tenant's leasehold interest awarded to Landlord or Tenant shall belong to and be the property of Landlord without any participation by Tenant. Tenant hereby assigns to Landlord any share of such Award which may be awarded to Tenant, and hereby waives any rights it may have with respect to the loss of its leasehold interest in the Lease and the Leased Premises as a result of a Taking. Tenant agrees to execute such instruments as may be necessary to effectuate the foregoing assignment, and agrees to turn over to Landlord any Award which may be recovered by it. Notwithstanding the foregoing, Tenant shall be entitled to any separate award for loss of movable trade fixtures installed by it or for relocation expenses, but only if such award is made in addition to the award for loss of leasehold and for interests in the land and buildings.

                                   ARTICLE XII

                            ASSIGNMENT AND SUBLETTING

     12.1 PROHIBITION. Tenant shall not assign or encumber this Lease in whole or in part, nor sublet all or any part of the Leased Premises, nor grant any license, concessions or lease to operate any business or department in the Leased Premises without Landlord's consent which consent shall not be unreasonably withheld or delayed. In determining whether to grant its consent, Landlord may consider such factors as Landlord deems appropriate in its sole discretion including, without limitation, the proposed transferee's reputation, credit worthiness, and business experience, and the compatibility of the business use of the Leased Premises by the proposed transferee with other uses in the Center and other occupants thereof. Any purported sublet assignment or other transfer without Landlord's prior written consent as set forth above shall be void and shall confer no rights upon any third person. If this Lease shall be assigned, or if the Leased Premises or any part thereof shall be underlet or occupied by anybody other than Tenant, whether with or without Landlord's consent. Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the within covenant, or an acceptance of the assignee. subtenant or occupant as tenant, or a release of Tenant from full performance hereunder.

     12.2 SALE OF STOCK; MERGER. If Tenant or any direct or indirect owner of Tenant is a corporation, then Tenant agrees that if there shall be a sale of fifty percent (50%) or more of the stock in Tenant or any direct or indirect owner of Tenant (whether such sale occurs at one time or at intervals so that, in the aggregate, over the term of this Lease, such a transfer shall have occurred), or a merger by Tenant or any direct or indirect owner of Tenant with another corporation with the result that the controlling shareholders of Tenant or any direct or indirect owner of Tenant do not control the surviving corporation, the same shall be deemed an assignment and Landlord shall have the right to cancel and terminate this Lease by giving thirty (30) days written notice of Landlord's desire to do so at any time prior to the expiration of sixty (60) days after written notice from Tenant to Landlord of any such transfer, or within one (1) year after Landlord first learns of any transfer if no notice is given. Upon the effective date of Landlord's notice, this Lease shall terminate as if such date was the date originally set for the expiration of the Lease Term. The term "sale" shall include any transfer other than a transfer by operation of law upon the death of a stockholder and the devolution of the stock held by such stockholder to his heirs or legatees.

     12.3 OTHER TRANSFERS. If Tenant or any direct or indirect owner of Tenant is a partnership, trust, or other entity, the provisions of Section 12.2 relative to transfer shall be applied if there is a transfer of fifty percent (50%) or more of the beneficial interest in such entity, other than a transfer by operation of law upon the death of an interest holder.

                                  ARTICLE XIII

                              DEFAULTS AND REMEDIES

     13.1 TENANT'S DEFAULT. The following conditions shall be considered a "Default" by Tenant:

     (a) failure to pay Minimum Rent, any item of Additional Rent, or any other charge as and when due under this Lease;

     (b) if the estate hereby created shall be taken on execution by other process of law; or

     (c) if Tenant or any guarantor of Tenant's obligations hereunder shall be liquidated or dissolved, commit an act of bankruptcy or be declared bankrupt or insolvent according to law, or if any assignment shall be made of its property for the benefit of creditors, or if any proceedings, including, without limitation proceedings for reorganization or for an "arrangement," shall be commenced by or against Tenant, or any guarantor of Tenant's obligations hereunder, under any bankruptcy or insolvency law now or hereafter enacted and the same shall not be dismissed within thirty (30) days from the time of their commencement or if Tenant, or any guarantor of Tenant's obligations hereunder, shall commencement or if Tenant, or any guarantor of Tenant's obligations hereunder, shall admit in writing its inability to pay debts Generally as they become due; or

     (d) if a receiver, guardian, conservator, trustee or assignee, or any other similar officer or person shall be appointed to take chore of all or any part of Tenant's, property, or the property, of any Guarantor of Tenant's obligation hereunder; or

     (e) if any court shall enter an order with respect to Tenant, or any guarantor of Tenant's obligations hereunder, providing for the modification or alteration of the rights of creditors; or

     (f) if Tenant shall not commence Tenant's Work within ten (10) days after the receipt of the notice that the Leased Premises are available to Tenant; or

     (g) if Tenant shall fail to take possession of the Leased Premises and open for the conduct of business within sixty (60) days following the Commencement Date; or

     (h) if Tenant shall vacate the Leased Premises or close for business for an aggregate period exceeding thirty (30) days; or

     (i) if Tenant shall assign or sublet all or any part of the Leased Premises without Landlord's prior written consent; or

     (j) neglect or failure to perform or observe any of the other terms, provisions, conditions, or covenants contained in this Lease on Tenant's part to be performed or observed, for a period of thirty (30) days after the giving of notice of such neglect or failure.

     For purposes of this Section 13.1(a)-(j), all references to Tenant shall be deemed to read "or Guarantor". In the event of a Default (notwithstanding any license, or any former breach of covenant or waiver of the benefit thereof, or consent in a former instance), Landlord shall have the right, at its election, then or at any time thereafter during the continuance of the Default, either (1) to give Tenant written notice of Landlord's intention to terminate this Lease on the date of such notice or on any later date specified therein, and on the date specified in such notice, Tenant's right to possession of the Leased Premises shall cease and this Lease shall thereupon be terminated, or (2) without demand or notice, to re-enter and take possession of the Leased Premises or any part thereof in the name of the whole and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove the effects of both or either pursuant to an order from a court of competent Jurisdiction without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding, breach of covenants. Tenant hereby waives all statutory rights (including without limitation rights of redemption, if any), to the extent such rights may be lawfully waived. Landlord, without notice to Tenant but may store Tenant's effects, and those of any person claiming through or under Tenant at the expense and risk of Tenant, and, if Landlord so elects, pursuant to an order from a court of competent jurisdiction, may sell such effects at public auction and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant. Should Landlord elect to re-enter as herein provided or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for herein or by law, Landlord may either terminate this Lease or, without terminating this Lease, re-let the Leased Premises or any part thereof from time to time for such term or terms, which may be for a period extending beyond the term of this Lease and at such rental or rentals and upon such other terms and conditions as Landlord may deem advisable, with the right to make alterations and repairs to the Leased Premises. No such re-entry or taking of possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction; nor shall Landlord's right to re-let from time to time constitute any obligation to do so or to otherwise mitigate damages. In addition, and notwithstanding any other provision of this Lease to the contrary or the termination of the Lease in connection with a default, Tenant shall reimburse Landlord for all expenses incurred by Landlord in connection with Tenant's default including,, without limitation, costs of collection, repossession costs, warehouse charges, brokerage commission, reasonable attorneys' fees, alteration costs and expenses in connection with reletting.

     13.2 CURRENT DAMAGES. No termination or repossession provided for in this Article shall relieve Tenant of its liability and obligations under this Lease, all of which shall survive such termination or repossession. In the event of any such termination or repossession, Tenant shall pay the Minimum Rent and all Additional Rent and other sums as hereinbefore provided up to the time of such termination; and thereafter Tenant, until the end of what would have been the term of this Lease in the absence of such termination or repossession and whether or not the Leased Premises shall have been re-let, shall be liable to Landlord for and shall pay Landlord as liquidated current damages (i) an amount equal to Landlord's reasonable attorneys' fees and costs relating in any manner to Tenant's Default plus (ii) (a) the Minimum Rent and other charges which would be payable hereunder if such termination or repossession had not occurred less
(b) the net proceeds, if any, of any reletting of the Leased Premises, after deducting all Landlord's expenses in connection with such reletting, including without implied limitation all repossession costs, warehouse charges, brokerage commissions, reasonable attorneys' fees, salaries of employees, alteration costs, and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord on the days on which the Minimum Rent would have been payable hereunder if this Lease had not been terminated; and Landlord shall be entitled to receive the same from Tenant on each such day.

     13.3 FINAL DAMAGES. At any time after any such termination or repossession, whether or not Landlord shall have collected any current damages, Landlord shall be entitled to recover from Tenant and Tenant shall pay to Landlord, on demand, as liquidated final damages and in lieu of all current damages beyond the date of payment of the final damages, a sum equal to (i) an amount equal to Landlord's reasonable attorneys' fees and costs relating in any manner to Tenant's Default plus (ii) the amount, if any, by which the rent and other charges which would be payable hereunder from the date of such payment (or, If it be earlier, the date to which Tenant shall have satisfied in full its obligation under this Article to pay current damages) for what would be the then unexpired term if the same has remained in effect shall exceed the then fair net rental value of the Leased Premises for the same period. If any statute or rule of law governing a proceeding in which such liquidated final damages are to be proved shall validly limit the amount thereof to an amount less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law. For purposes of this Section, the rent reserved hereunder shall be deemed to be an amount equal to the highest of the total yearly Minimum and Additional Rentals paid by Tenant in any Lease Year preceding such termination or repossession.

     13.4 LANDLORD'S SELF HELP. If Tenant shall Default in the performance or observance of any agreement or condition in this Lease other than an obligation to pay money to Landlord, and shall not cure such Default within thirty (30) days after notice from Landlord specifying the Default (or shall not within said period commence to cure such Default and thereafter prosecute the curing of such Default to completion with due diligence), Landlord may, at its option, without waiving its right to terminate this Lease and without waiving any claim for damages for breach of agreement, at any time thereafter, cure such Default for the account of Tenant, and any amount paid or contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant, and Tenant agrees to reimburse Landlord therefor, or save Landlord harmless therefrom; provided, however, Landlord may immediately cure any such Default if the curing of the same is necessary to protect the real estate or Landlord's interest therein, or to prevent injury or damages to persons or property. If Tenant shall fail to reimburse Landlord upon demand for any amount paid for the account of Tenant, such amount shall be added to and become a part of the next payment of rent due without the necessity of any further notice.

     13.5 LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default hereunder unless its default shall continue for thirty (30) days, or such additional time as is reasonably required to correct its default, after written notice thereof has been given by Tenant to Landlord specifying the nature of the alleged default.

     The obligations of Landlord hereunder shall be binding upon Landlord and each succeeding owner of Landlord's interest hereunder only during the period of such ownership and Landlord and each succeeding owner shall have no liability whatsoever except for their obligations during each such respective period. Tenant hereby agrees for itself and each succeeding holder of Tenant's interest, or any portion thereof, hereunder, that any judgment, decree or award obtained against Landlord, or any succeeding owner of Landlord's interest, which is in any manner related to this Lease, the Leased Premises, or Tenant's use or occupancy of the Leased Premises or the Common Areas of the Center, whether at law or in equity, shall be satisfied out of Landlord's equity in the land and buildings then comprising the Center to the extent then owned by Landlord, or such succeeding owner, and further so agrees to look only to such assets and to no other assets of Landlord, or such succeeding owner, for satisfaction.

     In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages for any reason whatsoever.

                                   ARTICLE XIV

                     LANDLORD'S COVENANT OF QUIET ENJOYMENT

     Landlord agrees that upon Tenant's paying the rent and performing and observing the terms, provisions, conditions and covenants on its part to be performed and observed, Tenant shall, and may, peaceably and quietly have, hold and enjoy the Leased Premises and may use in common with others the common facilities of the Center, as herein provided, without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease and any instruments having priority thereto.

                                   ARTICLE XV

                           ARRANGEMENTS WITH MORTGAGEE

         15.1 LEASE SUPERIOR OR SUBORDINATE TO MORTGAGE. It is agreed that the rights and interests of Tenant under this Lease shall be (i) subject and subordinate to any mortgages that may hereafter be placed upon the Center, and to any and all advances to be made thereunder, and to the interest thereon, and all modifications, renewals, replacements, and extensions thereof, if the mortgagee named in said mortgages shall elect by written notice delivered to Tenant to subject and subordinate the rights and interest of Tenant under this Lease to the lien of its mortgage or (ii) prior to the lien of any present or future mortgagee, if the holder of such mortgage shall elect, by written notice to Tenant, to give the rights and interest of Tenant under this Lease priority over the lien of its mortgage. In the event of either such election and upon notification by such mortgagee to Tenant to that effect, the rights and interest of Tenant under this Lease shall be deemed to be subordinate to, or to have priority over, as the case may be, the lien of said mortgage, whether this Lease is dated prior to or subsequent to the mortgage. Tenant further agrees to attorn to and recognize any successor landlords, whether through foreclosure or otherwise, as if such successor landlord were Landlord named herein. Tenant shall execute and deliver whatever instruments may be reasonably required for all of the above purposes. Tenant also agrees that if it shall fail at any time to execute, acknowledge, or deliver any such instrument requested by Landlord, Landlord may, in addition to any other remedies available to it, execute, acknowledge and deliver such instrument as the attorney-in-fact of Tenant and in Tenant's name; and Tenant hereby makes, constitutes and irrevocably appoints Landlord as its attorney-in-fact for that purpose. The word "mortgage" as used herein includes mortgages, deeds of trust, or other similar instruments, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof.

     15.2 SUBORDINATION TO OVERLEASE. If at any time during, the Lease Term or any extension thereof Landlord shall hold the Leased Premises and/or the Center as lessee or tenant from an person, firm or corporation owning the fee thereof, whether such leasehold or tenancy shall come or have come into existence before, after or simultaneously with the Commencement Date of the Lease Term, then this Lease and all of the terms, provisions and covenants herein contained shall be subject and subordinate to such Lease (the "Overlease") whereby Landlord holds the Leased Premises and/or Center; and Tenant covenants that it will not do or permit to be done on or with respect to the Leased Premises and the Center any act or thing whatsoever which may be a violation of the terms of the Overlease.

     15.3 TENANT'S STATEMENT. Within ten (10) days after request therefor by Landlord, Tenant shall deliver to Landlord or to any prospective mortgagee or purchaser a certificate in recordable form stating (to the extent such is the case) that this Lease as originally executed (unless otherwise noted) is in full force and effect. Tenant is the tenant under this Lease, the Lease is subordinate to specified mortgages and that Tenant has no claim against Landlord or defense against any requirement under this Lease except those stated in the certificate. The delivery of such statement shall constitute an irrevocable waiver of all claims of whatever nature then known and accrued by Tenant against Landlord arising out of or in any way connected with this Lease, other than claims specified therein.

     15.4 NOTICE TO MORTGAGEE. After receiving, written notice from any person, firm or other entity, that it holds a mortgage which includes as a part of the mortgaged premises the Leased Premises, Tenant shall, so long, as such mortgage is outstanding and if so requested by Landlord or mortgagee, be required to give such holder the same notice as is required to be given to Landlord under the terms of this Lease, but such notice may be given by Tenant to Landlord and such holder concurrently. It is further agreed that such holder shall have the same opportunity to cure any default and the same time plus an additional period of twenty (20) days within which to effect such curing as is available to Landlord, and, if necessary to cure such default, such holder shall have access to the Premises.

     15.5 REQUEST BY MORTGAGEE. In the event that the holder of any mortgage or prospective mortgage on the property of which the Leased Premises are a part shall request any modification of any of the provisions of this Lease not having a material adverse effect on Tenant's rights, Tenant agrees Tenant will enter into a written agreement in recordable form with such holder or prospective holder, which shall effect such modification and shall provide that such modification shall become effective and binding upon Tenant and shall have the same force as an amendment to this Lease in the event of a foreclosure or other similar action taken by such holder or prospective holder. A provision directly relating to the rents payable hereunder, the duration of time hereof, or the size, use, or location of the Leased Premises shall be deemed a provision having a material adverse effect on Tenant's rights.

     15.6 ASSIGNMENT OF RENTS. With respect to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of any mortgage on the Leased Premises. Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be deemed an assumption by such holder of any of the obligations of Landlord hereunder, unless such holder shall, by written notice sent to Tenant, specifically elect, or unless such holder shall foreclose the mortgage, take possession of the Leased Premises, and agree in writing to so assume Landlord's obligations.

                                  ARTICLE XVI

                                    RESERVED

                                  ARTICLE XVII

                                SECURITY DEPOSIT

     Tenant agrees that the Security Deposit specified in Section 1.2 will be paid upon execution and delivery of this Lease, and that Landlord shall hold the same throughout the Lease Term as security for Tenant's performance of ail its obligations under this Lease. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord's damages arising from any default on the part of Tenant. If all or any part of the deposit is applied to an obligation of Tenant hereunder, Tenant shall immediately upon request by Landlord restore said deposit to its original amount. Landlord upon written request shall return the Security Deposit, or so much thereof as shall not have theretofore been applied in accordance with the team of this Article XVII, to Tenant on the expiration or earlier termination of the Lease Term and Tenant's surrender of possession of the Leased Premises to Landlord, so long as Tenant shall not then be in default. While Landlord holds the Security Deposit, it shall have no obligation to pay interest thereon (provided that at the end of the Term, so long as Tenant has not been in Default, Landlord shall pay Tenant interest on the Security Deposit calculated at the rate of 3% per annum simple interest) and Landlord shall have the right to commingle the same with Landlord's funds.

If Landlord conveys its interest under the Lease, the deposit, or any part thereof not previously applied may be turned over co the grantee, and Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Article XVII, and the return thereof in accordance herewith.

                                  ARTICLE XVIII

                            MISCELLANEOUS PROVISIONS

     18.1 ADDITIONAL DEFINITIONS AND INTERPRETATIONS.

     (a) The words "LANDLORD" and "TENANT" and the pronouns referring thereto, as used in this Lease, shall mean, where the context requires or admits, the persons or entities named herein as Landlord and Tenant, respectively, and their respective heirs, legal representatives, successors and assigns, irrespective of whether singular or plural, masculine, feminine or neuter. Except as otherwise provided herein, the agreements and conditions in this Lease contained on the part of Landlord to be performed and observed shall be binding upon Landlord and its heirs, legal representatives, successors and assigns and shall inure to the benefit of Tenant and its heirs, legal representatives, successors and assigns; and the agreements and conditions on the part of Tenant to be performed and observed shall be binding upon Tenant and shall inure to the benefit of Landlord and its heirs, legal representatives, successors and assigns.

     (b) If Tenant shall consist of more than one person or entity, or if there shall be a guarantor of Tenant's obligation, then the liability of all such persons or entities, including the -guarantor, if any, shall be joint and several and the word "Tenant," as used in this Lease, including without implied limitations Sections 13.1 and 13.3, shall include such person or entities, including any guarantors.

     (c) It is understood that the word "Landlord" as used in this Lease means only the owner, or the lessee, if this Lease becomes subject to an Overlease, or the mortgagee in possession of the Leased Premises, for the time being, so that in the event of any sale or sales of the Leased Premises or of any lease thereof or if any mortgagee shall take possession of the Leased Premises, Landlord named herein shall be and hereby is entirely relieved and freed of all covenants and obligations of Landlord hereunder accruing thereafter.

     (d) Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give written consent to a particular assignment; provided, however, that Tenant shall not have the right to assign this Lease or sublease any portion of the Premises and that Landlord may unreasonably withhold consent to an assignment or sublease for which Tenant requests Landlord's consent. If the entity which holds Landord's interest in this Lease shall be a trust, then the obligations of Landlord shall be binding upon the trustees of said trust, as trustees and not individually, and shall be binding upon the trust estate.

     18.2 ADDITIONAL RIGHTS OF LANDLORD. Landlord reserves the right at any time or times during the term of this Lease to use the roof, foundation or exterior walls, other than parts of the front of the Premises, for signs or in connection with additional construction.

     18.3 COSTS AND EXPENSES. Wherever in this Lease provision is made for the doing of any act by Landlord or Tenant, it is understood and agreed that said acts shall be done by the party designated at its own cost and expense unless a contrary intent is expressed.

     18.4 HOLDING OVER. If Tenant or anyone claiming under it shall remain in possession of the Leased Premises or any part thereof after the expiration of the Lease Term without written agreement between Landlord and Tenant, the party remaining in possession shall, prior to acceptance of rent by the Landlord, be deemed a tenant at sufferance, and, after acceptance of rent by Landlord, be deemed a tenant at will subject to the provisions of this Lease insofar as the same may be made applicable to a tenancy at will; provided, however, that the Minimum Rent for the period of such tenancy shall be one and one-half of the highest rate of Minimum Rent payable during the Lease Term and provided further that Tenant shall be liable for all damages resulting from or related to such holdover including delay damages payable to future tenants and damages resulting from the loss of prospective tenants.

     18.5 MECHANICS LIEN. Tenant agrees immediately to discharge (by payment, by filing of any necessary bond or otherwise) any mechanic's, materialmen's or other lien against the Leased Premises and/or Landlord's interest therein which may arise out of any payment due for, or purported to be due for, any labor, services, materials, supplies, or equipment alleged to have been furnished to or for Tenant in, upon, or a bout the Leased Premises.

     18.6 NO BROKERAGE. Landlord shall pay a commission In the amount of $6,626.50 to the Broker identified in Section 1.2. Tenant warrants and represents that it has dealt with no broker in connection with this Lease except the Broker identified in Section 1.2. In the event of any brokerage claim against Landlord predicated upon dealings with Tenant, except claims by the Broker identified in Section 1.2, Tenant agrees to defend the same and indemnify Landlord against any such claim.

     18.7 NOTICES. Whenever, by the terms of this Lease any notice, consent, or other communication relating, to this Lease shall or may be given, such notice shall be given in writing and shall be mailed by registered or certified mail or overnight express mail such as "Federal Express", postage prepaid, to the other party at the address designated in Section 1.2 or to such other address or addresses as may from time to time hereafter be assigned by such party by like notice, and if to a mortgage under Article XV, to such address as the mortgagee shall designate. Notwithstanding, the foregoing, written notice addressed to Tenant delivered to the Leased Premises shall be deemed duly given.

     18.8 NO WAIVER. Failure of Landlord to complain of any act or omission on the part of Tenant, no matter how long, the same may continue, shall not be deemed to be a waiver by Landlord of any of its rights hereunder. No waiver by Landlord at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. If any action by Tenant shall require Landlord's consent or approval, Landlord's consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of such action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. No payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be deemed to be anything but payment on account and the acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon or upon a letter accompanying said check that said lesser amount is payment in full shall not be deemed an accord and satisfaction and Landlord may accept said check without prejudice to recover the balance due or pursue any other remedy. Any and all rights and remedies which Landlord may have under this Lease or by operation of law, either at law or in equity, upon any breach shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other; and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other; and any two or more of such rights and remedies may be exercised at the same time.

     18.9 FORCE MAJEURE. In the event that either party shall be delayed or hindered in or prevented from the performance of any act required hereunder, other than paying money, by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reasons of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for such party's performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall in no event operate to excuse Tenant from the prompt payment of Minimum Rent, Additional Rent or any other payments required by this Lease. In any case where work is to be paid for out of insurance proceeds or condemnation awards, due allowance shall be made, both to the party required to perform such work and to the party required to make such payments, for delays in the collection of such proceeds or awards.

     18.10 RECORDING. Tenant shall not record this Lease. Upon request by either party, the other party shall execute a notice of lease in statutory form setting forth the Commencement Date, Lease Term and Extension Options, if any, and such other information as may be required by Massachusetts General Laws Chapter 183,
Section 4 or any successor statute. The notice of lease shall include a statement that it is not intended to and shall not alter the terms of the Lease.

     18.11 WHEN LEASE BECOMES BINDING. Landlord's employees or agents have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant and the entry into an agreement by Landlord with the existing, tenant of the leased Premises for surrender thereof. All negotiations, considerations, representations, and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by the written agreement signed by Landlord and Tenant. No act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

     18.12 INTENTIONALLY OMITTED.

     18.13 LATE CHARGES; INTEREST; BAD CHECKS. In the event (i) the Minimum Rent and/or any Additional Rent is not received by Landlord by the due date, or (ii) of a dishonored bank check from Tenant, and because actual damages for a late payment or for a dishonored check are extremely difficult to fix or ascertain, but recognizing that damages and Injury result therefrom, Tenant agrees to pay $500.00 as liquidated damages for each late payment and $150.00 as liquidated damages for each time a check is dishonored. In addition, Tenant agrees that Landlord may, at its option, charge interest from the initial due date at the rate of eighteen percent (18%) on all amounts not received by Landlord within five (5) business days of the due date therefor. In the event that the rate of interest so required to be paid plus the late payment exceeds the maximum rate lawfully chargeable, the rate of interest required to be paid herein shall be deemed amended to reduce it to the maximum rate which may be lawfully chargeable. In the event that two (2) or more of Tenant's checks are dishonored, Landlord shall have the right, in addition to all other rights under this Lease, to demand all future payments by certified or bank check or money order.

     18.14 PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the construction, interpretation or meaning of the provisions of this Lease.

     18.15 GOVERNING LAW. This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of the Commonwealth of Massachusetts.

     18.16 SEPARABILITY: CONSTRUCTION AND INTERPRETATION. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. It is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision valid, then the provision shall have the meaning which renders it valid.

     18.17 ENTIRE AGREEMENT. This Lease shall constitute the only agreement between the parties relative to the Leased Premises. No oral statements and no prior or contemporaneous written matter, whether by the parties or their agents or any other person, which is not specifically incorporated herein shall be of any force or effect. In entering into this Lease, Tenant relies solely upon the representations and agreements contained herein. This Agreement shall not be modified except by writing executed by both parties.

     18.18 EXECUTION. This Lease may be executed in any number of original counterparts. Each fully executed counterpart shall be deemed an original for all purposes.

     18.19 CONTINGENT. Tenant acknowledges that the approval of Landlord's first mortgage holder is required before this Lease becomes effective. Landlord agrees to request such approval promptly and to notify Tenant of the response of the first mortgage holder upon receipt thereof. This Lease also is contingent upon Landlord entering into an agreement, acceptable to Landlord, with the existing tenant of the Leased Premises for surrender of such space and the termination of the lease therefor.

                        EXECUTED AS A SEALED INSTRUMEINT.

LANDLORD:                              WELLPLAY ASSOCIATES

                                       LIMITED PARTNERSHIP

                                       By:      WELLPLAY GP, INC.

Attest/Witness:

---------------------------            By:
                                          ------------------------------
Print Name:                            Print Name:
           ----------------                       ----------------------
                                       Title:
                                             ----------------------------

TENANT:                                     DIRECT HIT TECHNOLOGIES, INC.

                                       By: /s/ Michael Cassidy
                                          ------------------------------
Attest/Witness:

---------------------------            By: CEO
                                          ------------------------------
                                          its
                                          hereunto duly authorized
Print Name:
           ----------------

         PARCEL THREE

     A certain parcel of land situated in Wellesley, County of Norfolk, Massachusetts, bounded and described as follows:

     WESTERLY:           by the Easterly line of Forest Street, two hundred
                         eleven and 65/100 (211.65) feet;

     NORTHWESTERLY:                     one hundred forty-nine and 60/100
                                        (149.60) feet;

     NORTHEASTERLY:                     fifty (50) feet, by land now or formerly
                                        of W. Leslie Bendslev et al, Trustees;

     SOUTHEASTERLY:                     sixty-four and 36/100 (64.36) feet;

     NORTHEASTERLY:                     one hundred eight and 97/100 (108.97)
                                        feet, by lot numbered 1, as indicated on plan hereinafter referred to; and

     SOUTHEASTERLY:                     by land now or formerly of The
                                        Commonwealth of Massachusetts Cochituate
                                        Aqueduct, two hundred twenty-one and
                                        08/100 (221.08) feet.

     Said parcel is shown as Lot 2 on a plan entitled "Subdivision Plan of Land in Wellesley", prepared by Gleason Engineering Company, dated July 24, 1964, filed with the Land Registration Office as No. 21347C.

                                    EXHIBIT B

                          PLANS SHOWING THE LOCATION OF
                           THE LEASED PREMISES AND THE

                           COMMON AREAS OF THE CENTER

                               SEE ATTACHED PLANS

                                    EXHIBIT C

                                WORK BY LANDLORD

Tenant acknowledges that Landlord is delivering the Premises in "as is" condition, that Tenant has had the opportunity to inspect the Premises and is satisfied with the condition of same.

If any of the following work is required in the Leased Premises, it will be accomplished by Landlord at Landlord's actual cost, plus fifteen percent (15%) for the cost of administration. Architectural or engineering fees incurred by Landlord as a result of Tenant requesting any of the below-mentioned items will be the responsibility of Tenant. Landlord will commence this work only upon receipt of a signed work order from Tenant. The cost of any such item of work will be payable to Landlord fifty percent (50%) upon return of signed work order from Tenant with balance to be payable upon completion or by the date on which Tenant opens for business, whichever is sooner.

Items included in the above are as follows:

1. With Landlord's written permission, new or additional water service or relocation of water service.

2. With Landlord's written permission, new or additional sanitary sewer connection or relocation of sanitary sewer.

3. With Landlord's written permission, roof and wall openings for any purpose. Such openings as are provided will include supporting structures, curbs, flashing, ducts, vents and grilles. Landlord reserves the right to refuse to permit the furnishings of any openings which exceed the capability of the structural system or which in Landlord's opinion would have an appearance detrimental to the Building or Center.

4. Any Tenant equipment that requires mounting on the roof must be installed by Landlord. Landlord reserves the right to refuse to permit the installation of any roof or wall-mounted equipment if, in Landlord's opinion, the appearance of such equipment would be detrimental to the appearance of the Building or Center, or such equipment or installation would exceed the capacity of the structural system.

5. With Landlord's written permission, openings in demising partitions and exterior walls.

                                    EXHIBIT D

                                  TENANT'S WORK

                                     GENERAL

     All work set forth in this Exhibit "D", and all other work which is necessary to complete the Leased Premises in accordance with Tenant's Final Plans and which is necessary for the Leased Premises to be ready to open for business with the public, in the manner set forth in the Lease, shall be done by Tenant at Tenant's own cost and expense, and is herein collectively referred to as "TENANT'S WORK".

     All work performed by Tenant or Tenant's contractors must be in compliance with all applicable codes, rules, laws and ordinances and be performed in a good, workman-line manner in accordance with all manufacturer's recommendations as well as published industry standards.

     Insurance

     Prior to the start of Tenant's Work and until final acceptance of Tenant's Work by Landlord, Tenant shall secure and maintain liability insurance in accordance with the following requirements. Cost of this insurance will be the responsibility of Tenant, and the insurance will be maintained in a company licensed to do business in Massachusetts.

     Liability insurance shall include all major divisions of coverage and be on a comprehensive general liability basis including:

     1. General

     Premises-Operations (including- X-C-U)
     Independent contractor's protection
     Blanket contractual
     Owned, non-owned and hired motor vehicles
     Broad form coverage for property damage
     (including explosion, collapse and underground).

     2. a. Workman's Compensation - Statutory

        b. Employer's Liability - $1,000,000.

     3. Comprehensive General Liability

        a. Bodily Injury - including personal injury with employee exclusion deleted.

           Each person - $1,000,000.
           Each occurrence - $ 1,000.00
           Aggregate - $1,000,000.

           b.       Property Damage

           Each occurrence - $500,000.
           Aggregate - $500,000.

     4. Automobile Liability

           a.       Bodily Injury

           Each person - $500,000.
           Each occurrence - $ 1,000,000.

           b. Property Damage - $500,000.

     5. Independent Contractors - $1,000,000.

     6. Products and completed operations - $1,000,000.

     7. Blanket Contractual Liability - same limits as above.

     Tenant shall furnish Insurance Certificates which shall specifically set forth evidence of all coverage required above. The form of Certificate shall be AIA Document G705. Tenant shall furnish to Landlord copies of any endorsements that are subsequently issued which amend coverage or limits.

Tenants Submission Requirements

     I. Preliminary Submission Requirements for preliminary approvals:

        A. One (1) set of prints

        B One (1) set of sepias

     1. Drawings shall contain information sufficient to communicate Tenant's design including: materials, finishes, equipment, lighting and colors

     2. Tenant's architect shall field verify all measurements within the Leased Premises.

     II. Final Submission Requirements

          A. Three (3) sets of prints of complete Contract Drawings and Specifications

          B. One (1) set sepias of complete Contract Drawings and Specifications

          C. Contract Drawings shall contain:

     1. Architectural Floor Plans (1/4" = 1'-0")
     2. Interior Wall Elevations (1/4" = 1'-0")
     3. Details and Sections (3/4" minimum)
     4. Reflected Ceiling Plan (including lighting and HVAC)
     5. Electrical Plan
     6. Plumbing Plan
     7. Specifications for items 1 through 6
     8. Samples as requested by Tenant Coordinator

          D. Tenant's Work shall proceed only on the basis of approved drawings.

          E. Tenant is responsible for obtaining all necessary permits and approvals prior to construction.

          F. Tenant shall deliver to Tenant Coordinator all copies of insurance certificates and building permits prior to construction.

          G. Tenant Coordinator is the representative of Landlord and is the liaison between Tenant, its architect, designer and/or contractor, and Landlord, its architect, designer and contractor in coordinating the design, design review and construction process.

     III. A. Leased Premises

     The Leased Premises shall be designed and constructed in accordance with Exhibit "E", Playhouse Square Design Criteria, the requirements of Landlord's fire insurance under-writer and the requirements of any governmental authority having jurisdiction over the Center. Tenant may not install a mezzanine. The maximum floor load shall be 100 pounds per square foot.

          B. General

     The floor slab or subfloor shall be covered with floor finish materials approved by Landlord. Carpeting, shall be flamed resistant. All partitions shall be of sheetrock, taped and spackled on both sides. All concealed framing above ceilings or soffits shall be made of steel studs or other fire retardant materials. All Tenant constructions must be noncombustible.

          C. Toilet Rooms

     The floor slab or subfloor shall be covered with a non-porous floor covering approved by Landlord.

          D. Painting and Decorating

     Exposed painted walls shall have a minimum of two coats of finish and all natural wood shall have a minimum of two sealers coats. The walls and dry wall ceilings of the toilet room shall have two coats of semi-gloss finish, the equivalent approved by Landlord.

          E. Fixture Supports

     All Tenant improvements, other than ceilings and lighting fixtures, shall be floor mounted unless written approval is obtained from Landlord. All wall mounted fixtures, if approved by Landlord, shall be supported by wood blocking.

                                                         EXHIBIT E

                                              PLAYHOUSE SQUARE DESIGN CRITERIA
                                                      (BOTH BUILDINGS)

         I.       Exterior:

         A. The exterior(s) and front entrance to be provided by Landlord in accordance with plans on file with the Wellesley building inspector.

         II.      Design Control Area:

         A. The Design Control Area is the area within the Leased Premises that adjoins the exterior and Common Areas of the Center and/or affects the interior or exterior appearance of the Building.

Within this Design Control Area, Landlord shall control all aspects of Tenant's design. No penetration or alteration of materials installed by Landlord in this Area is allowed.

         B. Tenant is advised that in specific locations identified on Landlord's reference plans, certain fixed base building electrical, mechanical and plumbing services passing through Leased Premises have been established. Tenant must accommodate these utilities within his design and insure that appropriate access, as indicated on the reference plans, is provided. Alterations to same will be at Tenant's expense.

         III.     Lighting:

         A. Tenant shall provide a high level of incandescent illuminations within the Design Control Area. Light track shall be recessed in lengths as designated by Landlord. Fluorescent lighting shall not be allowed within the Design Control Area.

         B. All fixtures shall be of high standard and approved by Landlord.

         C. All illuminated signs or Graphics and incandescent lighting in the Design Control Area shall be on separate time clocks connected to Tenant's distribution panel. Hours for operating the signage, graphics and incandescent lighting within the Design Control Area shall be per Landlord's requirements.

         D. Tenants which require specific mood-type 11-hting shall obtain design concept approval from Landlord.


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


         E. No exposed fluorescent fixtures will be allowed within the Leased Premises. Where allowed, fixtures shall be recessed or baffled.

         IV.      Approved Finish Materials:

         A. Materials listed are to encourage variety in office and fixture design. Any other finish materials must be approved by Landlord. Tenant shall provide samples with its preliminary submission.

         B.       Finish Materials:

         1.       Plastic Laminates    Solid colors only

         2.       Metals Anodized aluminum
                           Bronze
                           Copper
                           Brass, polished finish Duracron baked enamel coated material, color as approved by Landlord

         3.       Other opaque materials    Silver/gold leaf

         4.       Wood Solid or wood veneer, natural finish

         5.       Glass Clear and opaque

         6.       Plexiglass

         7. No irritation of wood grain or imitation of any other natural material will be accepted. Samples of materials should be provided with preliminary submission.

         C.       Floor Finish Materials:

                  1.  Wood
                  2.  Ceramic Tile
                  3.  Quarry Tile
                  4.  Plus or Sisal Carpet
                  5.  Solid Color Linoleum
                  6.  Solid Color Rubber Tile
                  7.  Solid Color Vinyl Tile or Sheet Stock

         D.       Ceiling Treatment and Finish Materials:


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


         1. Non-combustible materials in accordance with applicable codes and Landlord's written approval.

         E.       Wall Finish Materials:

         1. Non-combustible materials in accordance with applicable codes and Landlord's written approval.

         V.       Tenant Work Regulations:

                  A.       Purpose:

         In order to expedite the completion of all tenant spaces with the least amount of inconvenience to all concerned, the following rules and regulations will be applicable to all tenants upon starting their construction work. These regulations will be enforced to ensure no interruption by tenant contractors to other business or public movement.

                  B.       Security:

         Tenant will be entirely responsible for the security of the Leased Premises during construction and the rent-free fixtures period, and shall take all necessary steps to secure the same. Landlord shall have no liability for any loss or damage including theft of building materials, equipment, or supplies.

                  C.       Working Hours:

         Tenant's contractors and suppliers will be subject to restrictions which may be imposed by Landlord's general contractor and/or Landlord in regard to the hours of work and scheduling and coordination of work.

                  D.       Public Safety:

         It is the responsibility of Tenant to ensure that its contractors exercise all caution in matters relating to public safety and construction safety or standards established by authorities having jurisdiction. Landlord's general contractor or Landlord, through communication by Tenant coordinator, may from time to time issue instructions to Tenant's contractor regarding safety and these instructions must be strictly adhered to. All work is governed by the latest Construction Safety Act and Tenant's contractor must abide with Landlord's construction superintendent in these areas.

                  E.       Temporary Service:

         Landlord, through its contractor when active on site, may provide for Tenant temporary service such as may be required during the construction phase, at Tenant's expense; otherwise Tenant shall provide such temporary service.

                  F.       Ceilings:

         Ceilings, where ceilings separate tenant from other tenant spaces, shall achieve one hour rating to adjacent retail tenant and two hour rating to adjacent office tenant; submit appropriate UL designations to Tenant Coordinator for approval.

                  G.       Work Area:

         Tenant to confirm all contractors, supplies and construction to work area defined by Tenant's leaseline.

                  H.       Access to Leased Premises:

         Access to the Leased Premises for both construction personnel and material handling will be restricted to such entrances as shall be designated for each tenant's use. Prior to commencing finishing work, Tenant must consult with Landlord's Contractor or Landlord's Tenant Coordinator to obtain the entrance locations and timing of material deliveries. Tenant agrees to allow Landlord and Landlord's Contractor access to the Leased Premises during the construction period.

                  I.       Drilling and Cutting:

         Under no circumstances shall Tenant or its contractors drill or cut chases or openings in roofs, floors, ceiling slab or any part of the structure. Any work of this type required by Tenant shall be performed by Landlord for Tenant's account.

                  J.       Design Loads:

         The following invitations shall be observed by Tenant in the conduct of Tenant's Work.

         1. No suspended loads will be attached to the underside of the floor or roof structures without Landlord's written approval.

         2. No wall mounted fixtures will be permitted other than those approved in writing, by Landlord. Tenant acknowledges that the stud and drywall demising walls are not designed to support wall mounted fixtures.

         3. No load shall be imposed upon any floor areas of the Leased Premises in excess of 100 pounds per square foot, maximum.

                  K.       Tenant Contractor - On Site:

         Tenant shall ensure that its contractor contains its work within the Leased Premises, at all times being, responsible for abiding by the rules and regulations defined herein or as may additionally be imposed by Landlord.

VI.      Tenant Signage Specification:

         1.       Approval of Tenant Signage:

         1.1 Tenant shall submit drawings of proposed signage to Landlord and/or Landlord's representative for approval and receive written approval prior to applying, for a sign permit, and fabricating or installing the signage.

         2.       Compliance with Regulations:

         2.1 Tenant signage shall comply in design and construction to the requirements of all applicable laws, codes and other regulations having jurisdiction over the project including, but not limited to, the sign regulations of the Town of Wellesley, MA, and the Commonwealth of Massachusetts State Building Code.

         2.2 Tenant shall apply for and receive sign permits from the Town of Wellesley, MA prior to installation of signs.

         2.3 Tenants signage shall comply with the stipulations of these criteria.

         3.       Tenant Signage Design Criteria:

         3.1 Tenant's sign (one per tenant space) shall be located on the outside of the Building on supports provide by Landlord. Sign to be located at entrance to each tenant space, or in such other space, and of such other size, design and construction as may be designated by Landlord, notwithstanding any provision hereinafter to the contrary.

         3.2 Tenant's sign shall be made of "Calabana Cloth" as manufactured by the Astrup Company. Color to be #6911, Emerald Green. Graphics to be white or as approve(Ad by Landlord. Installation on the renovated Playhouse Building shall be stretched over metal framework provided and installed on the Building by Landlord. Installation on the new Building shall be stretched over 1/2" sealed marine plywood provided and installed by Tenant in the sign strip provided on the new Building or by Landlord.


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


         3.3 Graphics may be applied to signage cloth in the following manner:

                  - silk screening
                  - hand painting,
                  - spray painting
                  - cut-out lettering
                  - heat color transfer.

         3.4 Signage lighting shall be provided by Landlord in the form of surface mounting fixtures lighting the signs from the front. Light fixtures for the renovated buildings are to be "goose neck" type, extending from face of building approximately 24". Signage lighting for the new Building shall be back lit.

         3.5 Tenant signs shall be 24" high (see sketch) and of maximum length approved by Landlord and the Town. The sign shall incorporate re d accent stripe as shown on drawing and the color shall be specified by Landlord.

         3.6 Signage lettering may be a maximum height of 16" for initial or first letter with remaining letters to be 12" maximum height (see sketch). The horizontal dimension of the letters may not exceed the maximum sign length less 6".

         3.7 Letters and logo design shall be as per the wishes of each tenant subject to the following criteria:

A.       all colors shall be approved by Landlord.

B. Signage shall be firmly attached to signage frame in manner approved by Landlord.

C.       Tenant shall be responsible for the installation of the signage.

D. Tenant shall be responsible for all costs for the fabrication, erection and removal of sign.

E. Tenant shall be responsible for all maintenance and maintenance costs of the sign. Tenant shall be responsible for cleaning of sign as well as all necessary repairs. Weathered/faded signs shall be replaced at the request of Landlord at the cost of Tenant.

         4.       General Requirements:

         A.       No sign boxes of any type will be approved.

         B No chance card signs shall be affixed to front.

         C.       No promotional signs of any type will be allowed.

         D. For corner locations, where two front and rear exist, Tenant shall install additional signage on the other frontage, if and where designated Landlord and the Town.

         E. For locations with front and rear (exterior) front, Tenant shall install additional signage on the other frontage if and where designated by and with the written approval of Landlord and the Town.

         F. Signage shall confirm to all applicable codes. Fasteners, clips and sign company identifications shall be concealed.

         G .      No signs shall be attached to wood entrance doors.

                                    EXHIBIT F

                          RESTRICTIONS CONTAINED IN THE

                      RECORD TITLE OR PRIOR EXISTING LEASES

                        WHICH AFFECT THE SHOPPING CENTER:

1. State of facts contained in a survey plan entitled "Plan of Land in Wellesley, Mass.", dated October 23, 1986, prepared by MacCarthy & Sullivan Engineering, Inc., and matters arising subsequent to May 8, 1987, which would be disclosed on an accurate survey of the insured premises.

2. Rights of others in so much of the insured premises as may lie within the bounds of a public way.

3. Easements set forth in a deed from the Inhabitants of the Town of Wellesley to Babson Institute Incorporated, dated July 24, 1920, and recorded with Norfolk Deeds in Book 1465, Page 91.

4. Restrictions set forth in two deeds, one eleven by The Boston and Albany Railroad to Babson Institute Incorporated, dated October 29, 1920, and recorded with Norfolk Deeds in Book 1474, Pace 12 1, and the other eleven by Babson Institute, Inc. to Babson Building, Company, Inc., dated April 13, 1921, and recorded with Norfolk Deeds in Book 1490, Page 287.

5. Sewer easements in Forest Street as set forth in a taking by the Town of Wellesley, dated February 21, 1922, and recorded with Norfolk Deeds in Book 1510, Page 84.

6. Special Permit issued by the Wellesley Zoning Board of Appeals in Case No. ZBA 87-17, and recorded with Norfolk Deeds in Book 7510, Page 50.

7. Parking Covenant from Anne Marie Naff, Trustee of Playhouse Nominee Trust, dated April 3, 1987, and recorded with Norfolk Deeds in Book 7510, Page 54.

8. Special Permit and Site Plan Approval issued by the Wellesley Zoning, Board of Appeals in Case No. ZBA 87-15, recorded with Norfolk Deeds in Book 7534, Page 429, and filed with the Norfolk Registry District of the Land Court as Document No. 520795, and related plan entitled "Plan of Land in Wellesley, Mass.", dated March 11, 1987, prepared by MacCarthy & Sullivan Engineering, Inc., and recorded with Norfolk Deeds in Plan Book 353, as Plan No. 597 of 1987.

9. Special Permit and Variance issued by the Wellesley Zoning, Board of Appeals in Case No. ZBA 87-16, and recorded with Norfolk Deeds in Book 7534, Page 435.

10. Utility easement granted to Town of Wellesley (to be recorded).

11.      Current Mortgages.

                                    EXHIBIT G

                              RULES AND REGULATIONS

         Tenant shall comply with such rules and regulations as Landlord may promulgate from time to time.

                                    EXHIBIT H

                                USE RESTRICTIONS

The following use restrictions, which are specifically applicable to the Leased Premises, shall not be deemed to imply, or to grant to Tenant, any right to use the Leased Premises for other than the Permitted Use set forth in Section 1.2, nor shall same be deemed a prohibition against Landlord leasing space in the Center for such purposes. Tenant hereby confirms that the Leased Premises shall be used solely and exclusively for the Permitted Use, and shall not be used in whole or in part for any of the following, uses, and that Landlord has the right to lease space in the Center to such tenants and for such purposes as Landlord, in its sole judgment, deems appropriate.

1. The sale of juvenile furniture and juvenile linen.

2. The sale of food for on-site consumption or carry-out.

3. The sale of women's skirts, dresses, blouses or slacks.

4. The operation of a laundry or dry cleaning establishment or "drop off" or pick up" center.

5. Photocopying or copying services including, without limitation, the operation of an electronic graphics center, self-service or full service typesetting, terminal rentals, duplicating, copying, offset printing, bookbinding, or any related services.

6. The sale of art supplies or provision of framing, services, or the sale or distribution of artist's and draftsman's supplies and consumer art supplies including, but not limited to, oils, paints, brushes, canvases, easels and related supplies and accessories, on-site custom and ready-made frames, framed and unframed posters, and all kinds and types of artwork and graphics, and related gift items.

7. The operation of a hair styling salon or the sale of products customarily sold in a professional hair styling salon.

8. The sale of sporting goods (fishing) and related clothing and gifts.